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                                                                   EXHIBIT 99.1

                    DVI, INC. ANNOUNCES RESULTS OF AUCTION


Jamison, PA - October 9, 2003 - DVI, Inc. (OTC: DVIXQ) announced today the auction of assets scheduled for yesterday was conducted and completed. The Company said that while a number of bids were received, it has determined that the recovery for creditors may best be achieved by working with its DIP lenders and other constituents to maximize value through other means, all of which are being examined.

"Our primary objectives in filing for Chapter 11 were to stabilize DVI's operations and increase the Company's cash position to give us the time to assess strategic alternatives to obtain recovery for creditors. To that end, we were able to maintain business operations, arrange a needed DIP facility and organize a process through which we could determine whether outside offers would better maximize value for creditors," said Mark E. Toney, DVI CEO. "Now that we have conducted the auction process, the key constituents and the Company believe that the best way to maximize creditor recovery may be through other means and we will continue to work with the DIP lenders and the Creditors' Committee in the coming weeks to push this process forward."

Toney said that the Company, its DIP lenders and the Creditors' Committee were in discussions for developing an Asset Management Plan which may include the selling of certain assets as well as running-off some portfolios. In addition, the plan may include further reductions in operating costs and professional fees associated with the bankruptcy process as part of the overall management of assets and effort to maximize recovery to creditors.

The Company also stated that it is highly unlikely that DVI's equity holders will receive any recovery and it is highly likely that the unsecured creditors could be significantly impaired.

DVI filed for Chapter 11 protection on August 25, 2003.

DVI is an independent specialty finance company for healthcare providers worldwide with $2.8 billion of managed assets. DVI extends loans and leases to finance the purchase of diagnostic imaging and other therapeutic medical equipment directly and through vendor programs throughout the world. DVI also offers lines of credit for working capital backed by healthcare receivables in the United States.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company's expectations regarding its reserves held against its loan portfolio assets. These statements may be identified by their use of words, such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of the Company's financial statements, business, results of operations, liquidity and future operating or financial performance. Factors that could affect the Company's forward-looking statements include, among other things: the finalization of the review of DVI's reserve for doubtful accounts, its sources for working capital and other items in the financial statements for the quarter ended March 31, 2003, which finalization may result in material changes, individually and in the aggregate from the financial statements previously reported; negative reactions from the Company's stockholders, creditors or vendors to the preliminary or final results of the review being conducted with respect to the Company's financial statements for the quarter ended March 31, 2003, including the Company's reserve for doubtful accounts and its sources for working capital; the impact and result of any litigation (including private litigation) or of any action by the New York Stock Exchange, any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or its financial statements; additional delays in completing the analysis of the Company's reserve amounts; adverse results on the Company's business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings.

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